Exhibit 99.1

Lifetime Brands Reports Record Third Quarter 2011 Results

Net Income Rises to $7.5 Million or $0.60 per Share

Garden City, NY, November 8, 2011 -- Lifetime Brands, Inc. (NasdaqGS: LCUT), a global provider of kitchenware, tabletop, home décor, and lifestyle products, today reported its financial results for the three months ended September 30, 2011.

Net sales for the Wholesale segment increased 1.7%, or $2.0 million, to $120.8 million for the three months ended September 30, 2011, as compared to $118.8 million for the corresponding period in 2010. The increase reflected the success of several new kitchenware and tabletop programs and promotions.

Consolidated net sales decreased 0.2%, or $0.2 million, to $124.7 million for the three months ended September 30, 2011, reflecting a decrease in net sales for the Retail Direct segment attributable to reduced promotional activity and the Company’s decision to terminate its print consumer catalog.

Gross margin as a percentage of net sales for the Wholesale segment decreased to 34.5% for the three months ended September 30, 2011 from 35.6% for the corresponding period in 2010, reflecting promotional allowances and changes in product mix.

Income from operations increased to $10.3 million for the three months ended September 30, 2011, as compared to $10.2 million for the corresponding period in 2010. The 2011 period included acquisition related expenses of $0.5 million.  The increase in income from operations reflected lower distribution expense and a reduction in selling, general and administrative expenses.

Interest expense declined to $1.8 million for the three months ended September 30, 2011, as compared to $2.1 million for the corresponding period in 2010, reflecting lower average interest rates and lower borrowings, as well as the retirement of the Company’s convertible senior notes on July 15, 2011.

Consolidated net income increased to $7.5 million, or $0.60 per diluted share, for the three months ended September 30, 2011, as compared to $6.6 million, or $0.52 per diluted share, for the corresponding period in 2010.

Jeffrey Siegel, Chairman, President and Chief Executive Officer said,

“We executed well in the third quarter despite a challenging environment. The success of our kitchenware and tabletop programs resulted in an increase in net sales in our Wholesale segment, even as consumer confidence wavered and the economic recovery lost steam. Grupo Vasconia and Lifetime Brands Canada continued to turn in strong results.

“Reflecting our strategy to accelerate our growth and to diversify and strengthen our business by expanding into new markets, we recently announced the acquisition of Creative Tops Limited, a highly regarded provider of private label and branded tableware and kitchenware products with significant design and supply chain infrastructure, based in the United Kingdom; and its Hong Kong-based affiliate, Creative Tops Far East Limited, which provides sourcing and other services for Creative Tops and its customers. These acquisitions represent an exciting opportunity to expand the sales of Lifetime’s products into the UK and Continental Europe, to introduce Creative Tops’ tabletop products to our retailer partners in the US, and expand and broaden the scope of our Asia sourcing infrastructure. Together with our established partnerships in North and Central America, this strategic combination creates a global leader in the housewares business."

Consolidated EBITDA for the three months ended September 30, 2011 and 2010 was $13.5 million.  Consolidated EBITDA for the trailing four quarters ended September 30, 2011 was $41.3 million as compared to $40.9 million for the trailing four quarters ended September 30, 2010.

EBITDA is a non-GAAP measure that the Company defines as net income, adjusted to exclude undistributed equity earnings, an extraordinary item, income taxes, interest, depreciation and amortization, restructuring expenses, stock compensation expense, acquisition related expenses and loss on early retirement of debt, as shown in the table below.

On November 4, 2011, the Board of Directors declared a dividend of $0.025 per share payable on November 29, 2011 to shareholders of record on November 18, 2011.

Conference Call

Lifetime has scheduled a conference call for Tuesday, November 8, 2011 at 11:00 a.m. ET to discuss its third quarter 2011 results. The dial-in number for the conference call is (617) 213-8053, conference ID #25058316. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website, www.lifetimebrands.com.

A replay of the call will also be available through November 15, 2011 and can be accessed by dialing (617) 801-6888, conference ID #64144960. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the Company’s website.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company's on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” "could," "expect," "may," "positioned," "project," "projected," "should," "will," "would" or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a global provider of kitchenware, tabletop, home décor, and lifestyle products. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, CasaMōda®, Cuisinart®, Cuisine de France®, Hoffritz®, Kamenstein®, Kizmos™, Misto®, Pedrini®, Roshco®, Sabatier® and Vasconia®; respected tabletop brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Calvin Klein®, Gorham®, International® Silver, Kirk Stieff®, Nautica®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and leading home décor and lifestyle brands, including Design for Living™, Elements® and Melannco®.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands - except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net sales	$124,663	$124,918	$306,807	$300,543

Cost of sales	80,424	78,762	195,132	185,656
Distribution expenses	10,352	11,312	30,598	31,042
Selling, general and administrative expenses	23,589	24,615	66,451	68,567

Income from operations	10,298	10,229	14,626	15,278

Interest expense	(1,789)	(2,090)	(5,807)	(7,163)
Loss on early retirement of debt	―	―	―	(764)

Income before income taxes and equity in earnings	8,509	8,139	8,819	7,351

Income tax provision	(2,089)	(2,390)	(2,609)	(3,002)
Equity in earnings, net of taxes	1,113	836	2,437	1,984

NET INCOME	$7,533	$6,585	$8,647	$6,333

BASIC INCOME PER COMMON SHARE	$0.62	$0.55	$0.72	$0.53
DILUTED INCOME PER COMMON SHARE	$0.60	$0.52	$0.69	$0.51
Cash dividends declared per common share	―	―	$0.05	―

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
 (In thousands - except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$760	$3,351
Accounts receivable, less allowances of $4,509 at 2011 and $12,611 at 2010	96,162	72,795
Inventory	123,158	99,935
Prepaid expenses and other current assets	4,647	5,048
Deferred income taxes	1,124	1,124
Income taxes receivable	1,050	―
TOTAL CURRENT ASSETS	226,901	182,253

PROPERTY AND EQUIPMENT, net	33,858	36,093
INTANGIBLE ASSETS, net	30,358	30,818
INVESTMENT IN GRUPO VASCONIA, S.A.B.	23,450	24,068
OTHER ASSETS	4,160	4,354
TOTAL ASSETS	$318,727	$277,586
LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES
Revolving Credit Facility	$ ―	$4,100
Accounts payable	27,198	19,414
Accrued expenses	32,776	31,962
Income taxes payable	―	5,036
TOTAL CURRENT LIABILITIES	59,974	60,512

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	14,368	14,482
DEFERRED INCOME TAXES	2,189	1,429
REVOLVING CREDIT FACILITY	66,745	10,000
TERM LOAN	40,000	40,000
4.75% CONVERTIBLE SENIOR NOTES	―	23,557

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	―	―
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,092,943 in 2011 and 12,064,543 in 2010	121	121
Paid-in capital	133,481	131,350
Retained earnings	9,356	1,312
Accumulated other comprehensive loss	(7,507)	(5,177)
TOTAL STOCKHOLDERS’ EQUITY	135,451	127,606
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$318,727	$277,586

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands - unaudited)

	Nine Months Ended
	September 30,
	2011	2010
OPERATING ACTIVITIES
Net income	$8,647	$6,333
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	6,061	7,518
Amortization of debt discount	543	1,577
Deferred rent	(41)	296
Deferred income taxes	573	―
Stock compensation expense	2,105	2,182
Undistributed equity earnings	(1,971)	(1,588)
Loss on early retirement of debt	―	764
Changes in operating assets and liabilities:
Accounts receivable, net	(23,367)	(27,167)
Inventory	(23,223)	(22,370)
Prepaid expenses, other current assets and other assets	1,040	(98)
Accounts payable, accrued expenses and other liabilities	8,601	21,969
Income taxes payable	(6,094)	470
NET CASH USED IN OPERATING ACTIVITIES	(27,126)	(10,114)

INVESTING ACTIVITIES
Purchases of property and equipment, net	(3,366)	(2,311)
NET CASH USED IN INVESTING ACTIVITIES	(3,366)	(2,311)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	52,645	52,677
Proceeds from term loan	―	40,000
Repayments of prior credit facility, net	―	(24,601)
Repurchase of 4.75% convertible senior notes	(24,100)	(51,028)
Financing costs	―	(3,185)
Excess tax benefits from exercise of stock options	8	98
Proceeds from exercise of stock options	26	71
Payment of capital lease obligations	(74)	(125)
Cash dividend paid	(604)	―
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,901	13,907

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,591)	1,482
Cash and cash equivalents at beginning of period	3,351	682
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$760	$2,164

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands)

Consolidated EBITDA – Four Quarters Ended
September 30, 2011
Consolidated EBITDA for the three months ended:
September 30, 2011	$13,524
June 30, 2011	7,512
March 31, 2011	2,720
December 31, 2010	17,544
Consolidated EBITDA	$41,300

Consolidated EBITDA – Four Quarters Ended
September 30, 2010
Consolidated EBITDA for the three months ended:
September 30, 2010	$13,529
June 30, 2010	6,117
March 31, 2010	5,728
December 31, 2009	15,558
Consolidated EBITDA	$40,932

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Net income (loss) reported	$7,533	$2,063	$(949)	$13,928
Less: Undistributed equity earnings	(1,113)	(393)	(465)	(733)
Extraordinary item	―	―	―	(2,477)
Add:
Income tax (benefit) provision	2,089	1,108	(588)	1,600
Interest expense	1,789	2,039	1,979	2,188
Depreciation and amortization	2,046	2,020	1,995	2,292
Acquisition related expenses	498	―	―	―
Stock compensation expense	682	675	748	746
Consolidated EBITDA	$13,524	$7,512	$2,720	$17,544

	Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Net income (loss) reported	$6,585	$(981)	$729	$5,048
Less: Undistributed equity earnings	(836)	(82)	(670)	(534)
Add:
Income tax provision	2,390	573	39	1,311
Interest expense	2,090	2,644	2,429	4,124
Depreciation and amortization	2,518	2,458	2,542	3,214
Restructuring expenses	―	―	―	1,784
Stock compensation expense	782	741	659	611
Loss on early retirement of debt	―	764	―	―
Consolidated EBITDA	$13,529	$6,117	$5,728	$15,558